UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2009
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Biogen Idec has been issued U.S. patent #7,588,755 for the use of beta interferon for immunomodulation or treating a viral condition, viral disease, cancers or tumors. This patent covers the treatment of multiple sclerosis with AVONEX® (Interferon beta-1a), which is Biogen Idec’s brand of recombinant beta interferon. This patent will expire in September 2026.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: September 15, 2009